Exhibit 99.1

                                    Contact: Jeff Ritchey, CEO, CFO, & Secretary
                                             (714) 241-4411

                                             Matthew Hayden, Investor Relations
                                             Hayden Communications, Inc.
                                             (858) 704 - 5065

For Immediate Release

             PRO-DEX, INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

         Sales Increase 30% over prior year quarter and 24% year to date
                          Backlog up 53% since December

         SANTA ANA, CA, May 22, 2006 - PRO-DEX, INC. (NASDAQ: PDEX), a developer and manufacturer of embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, which enables speed-to-market for customers who serve the medical, dental, factory automation, scientific research, aerospace and military markets, today announced financial results for the fiscal third quarter ending March 31, 2006.

         Consolidated net sales for the third quarter were $4.2 million, an increase of 30.0 percent compared to the $3.2 million reported for the third quarter last year and a 10.8 percent sequential increase compared to the $3.8 million for the second quarter of the 2006 fiscal year. Approximately 818,000 of the increase was due to the Astromec acquisition. Net income for the quarter decreased to $6,000, or $0.00 per basic and diluted share, as compared to a net income of $275,000 or $0.03 per basic and diluted share for the three months ended March 31, 2005. For purposes of calculating diluted earnings per share, approximately 10.0 million shares were used for the quarter ending March 31, 2006, compared to approximately 9.6 million shares for the prior year.

         Pro-Dex's CEO, Jeff Ritchey, commented, "We continue to generate top-line growth and remain profitable, despite the challenges that have impacted our operations during the past few quarters. While the financial results reported today are disappointing, our order backlog, together with continuing structure and system improvements, should allow us to maintain a positive outlook on future sales and profits."

         "Recent acquisitions have proven to be valuable additions to the Company. As they have siginificantly broadened our product offering and increased the size of our addressable market," Mr. Ritchey continued. The reception for the Intraflow(R) system has been very positive at the Dental and Endodontist trade shows and we are beginning to see sales build to meaningful levels. Our Pro-Dex Astromec acquisition has been accretive to our operating income and we continue to work toward integrating its specialized motor manufacturing technology into the medical devices and other systems we provide for both current and prospective customers.

         For the three months ended March 31, 2006, the Company's consolidated gross profit decreased 11.4 percent to $1.5 million, or 34.5 percent of sales, compared to $1.6 million, or 50.7 percent of sales, for the same three months in the previous year. Margins were impacted by approximately $359,000 in costs directly related to the repair and upgrade of product shipped during fiscal 2005. This included an accrual of $235,000 for estimated warranty reserve costs for costs associated with shipments made in prior periods. These repair and upgrade costs resulted from previously disclosed faulty vendor-supplied components that required design changes impacting many of our medical device products.

         Total operating expenses for the quarter ended March 31, 2006 increased
11.1 percent to $1.4 million, compared to $1.3 million for the three months ended March 31, 2005. The increase was the result of additional sales and marketing expenses associated with the IntraFlow product and administrative costs associated with Pro-Dex Astromec, offset by personnel expense reductions. Operating expenses during the third quarter were 34.3 percent of sales compared to 50.7 percent in the prior year third quarter.

         Consolidated net sales for the nine months ending March 31, 2006 were $11.7 million, up 23.9 percent compared to the $9.5 million reported for the same period last year. Gross profit for the nine months ending March 31, 2006 was $4.9 million, or 41.6 percent of sales, compared to $5.1 million, or 54.1 percent of sales in the same period last year. The decrease in gross profit as a percentage of sales was primarily related to the impact of approximately $551,000 in unplanned warranty and accrued costs incurred during the first nine months of the fiscal year associated with faulty vendor-supplied components and associated product redesigns. Total operating expenses for the nine months ending March 31, 2006 were $4.0 million, up 4.8 percent compared to the $3.8 million for the same period last year. As a result, net income for the nine months ending March 31, 2006 decreased 35.2 percent to $596,000, or $0.06 per basic and diluted share, as compared to a net income of $921,000 or $0.10 per basic and diluted share, for the nine months ended March 31, 2005.

Addressing the Company's ongoing operations, Mr. Ritchey noted, "We completed the quarter with a backlog of approximately $10.7 million (inclusive of the $1.9 million backlog from the Pro-Dex Astromec operations) up from $7.0 million at the end of December. We have already begun to see more robust product designs as a result of the improvements made in our product development, procurement and manufacturing processes. The system improvements have strengthened our current product offerings while making us more attractive to both current and prospective customers. Consequently, our product development efforts continue to be active as we ended the quarter with six active product development projects, all expected to launch and produce meaningful revenue in the next fiscal year."

         On March 30, the Company completed the $2.2 million purchase of a 20,000 square foot industrial building, associated land and related improvements, located in Carson City, Nevada, which was a subsequent component of the Astromec acquisition.

         The Company completed the quarter with $408,000 in cash on hand and $1 million of its credit line available. Shareholders' equity increased 7.3 percent to $11.8 million, compared to $11.1 million as of June 30, 2005.

         Investors and all others are invited to listen to a conference call discussing the third quarter results, today at 4:30 p.m. Eastern Time. The call will be broadcast over the Internet at www.pro-dex.com. An online replay will be available for 30 days. Additionally, a telephone replay will be available two hours after the call for 48-hours by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers; conference ID# 8872980.

         Pro-Dex Inc., with operations in Santa Ana, California, Beaverton, Oregon and Carson City Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets. Pro-Dex's products are found in hospitals, dental offices, medical engineering labs, scientific research facilities, commercial and military aircraft, and high tech manufacturing operations globally.

     For more information, visit the Company's website at www.pro-dex.com.

Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

                         PRO-DEX, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                    March 31, 2006     June 30,2005
                                                                   ---------------   ---------------
                                                                     (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                                     $       409,000   $     2,584,000
     Accounts receivable, net of allowance for doubtful
         accounts of $40,000 at March 31 and $100,000
         at June 30
                                                                         2,899,000         3,521,000
     Inventories, net                                                    4,603,000         3,145,000
     Prepaid expenses                                                      173,000            66,000
     Income tax receivable                                                       -            96,000
     Deferred income taxes                                                 771,000           519,000
                                                                   ---------------   ---------------
         Total current assets                                            8,855,000         9,931,000
                                                                   ---------------   ---------------

Property, Plant, equipment and leasehold improvements,
net                                                                      3,702,000         1,156,000
                                                                   ---------------   ---------------
Other assets:
     Goodwill                                                            2,892,000         1,110,000
     Intangibles - Patents, net                                          1,441,000                 -
     Deferred income taxes                                                 392,000           541,000
     Other                                                                  36,000            18,000
                                                                   ---------------   ---------------
         Total other assets                                              4,761,000         1,669,000
                                                                   ---------------   ---------------
Total assets                                                       $    17,318,000   $    12,756,000
                                                                   ===============   ===============

                         PRO-DEX, INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS (con't)

                                                                    March 31, 2006     June 30,2005
                                                                   ---------------   ---------------
                                                                     (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Line of credit                                                $     1,000,000   $             -
     Accounts payable                                                      851,000         1,158,000
     Accrued expenses                                                      701,000           472,000
     Income taxes payable                                                        -            13,000
     Current portion of term note                                          250,000                 -
     Current portion of real estate loan                                    26,000                 -
     Current portion of "patent" deferred payable                           71,000                 -
                                                                   ---------------   ---------------
        Total current liabilities                                        2,899,000         1,643,000

Long-term liabilities:
    Real estate loan payable                                             1,624,000                 -
    Term note                                                              709,000                 -
    Patent deferred payable                                                245,000                 -
                                                                   ---------------   ---------------
        Total long-term liabilities                                      2,578,000                 -
                                                                   ---------------   ---------------
Total liabilities                                                        5,477,000         1,643,000
                                                                   ---------------   ---------------

Commitments and contingencies
Shareholders' equity:
     Common shares; no par value; 50,000,000 shares authorized;
         9,539,792 shares issued and outstanding March 31,
         9,449,396 shares issued and outstanding June 30                16,065,000        15,933,000

     Accumulated deficit                                                (4,224,000)       (4,820,000)
                                                                   ---------------   ---------------
      Total shareholders' equity                                        11,841,000        11,113,000
                                                                   ---------------   ---------------
     Total liabilities and shareholders' equity                    $    17,318,000   $    12,756,000
                                                                   ===============   ===============

                         PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     THREE MONTHS ENDED MARCH 31 (unaudited)

                                                                        2006              2005
                                                                   ---------------   ---------------
Net sales                                                          $     4,214,000   $     3,241,000

Cost of sales                                                            2,759,000         1,598,000
                                                                   ---------------   ---------------
Gross profit                                                             1,455,000         1,643,000

Operating expenses:
     Selling                                                               317,000           249,000
     General and administrative                                            564,000           586,000
     Research and development                                              566,000           467,000
                                                                   ---------------   ---------------
Total operating expenses                                                 1,447,000         1,302,000
                                                                   ---------------   ---------------
Income from operations                                                       8,000           341,000

Other income (expense):
     Other income, net                                                           -             6,000
     Royalty income                                                          5,000            12,000
     Interest (expense)                                                    (13,000)                -
                                                                   ---------------   ---------------
Total                                                                       (8,000)           18,000
                                                                   ---------------   ---------------

Income before provision for income taxes                                         -           359,000
(Benefit) provision for income taxes                                        (6,000)           84,000
                                                                   ---------------   ---------------
Net income                                                         $         6,000   $       275,000

Net Income per share:
                                                                   ---------------   ---------------
     Basic                                                         $          0.00   $          0.03
                                                                   ---------------   ---------------
     Diluted                                                       $          0.00   $          0.03
                                                                   ---------------   ---------------
Weighted average shares outstanding - basic                              9,523,212         9,163,900
                                                                   ---------------   ---------------
Weighted average shares outstanding - diluted                            9,998,691         9,615,127
                                                                   ---------------   ---------------

                         PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     NINE MONTHS ENDED MARCH 31 (unaudited)

                                                                        2006              2005
                                                                   ---------------   ---------------
Net sales                                                          $    11,728,000   $     9,466,000

Cost of sales                                                            6,854,000         4,344,000
                                                                   ---------------   ---------------
Gross profit                                                             4,874,000         5,122,000

Operating expenses:
     Selling                                                               827,000           726,000
     General and administrative                                          1,684,000         1,711,000
     Research and development                                            1,451,000         1,343,000
                                                                   ---------------   ---------------
Total operating expenses                                                 3,962,000         3,780,000
                                                                   ---------------   ---------------
Income from operations                                                     912,000         1,342,000

Other income (expense):
     Other income (expense), net                                            (7,000)           47,000
     Royalty income                                                         42,000            56,000
     Interest income (expense )                                             31,000            (9,000)
                                                                   ---------------   ---------------
Total                                                                       66,000            94,000
                                                                   ---------------   ---------------
Income before provision for income taxes                                   978,000         1,436,000

Provision for income taxes                                                 382,000           515,000
                                                                   ---------------   ---------------
Net income                                                         $       596,000   $       921,000

Net Income per share:
     Basic                                                         $          0.06   $          0.10
                                                                   ---------------   ---------------
     Diluted                                                       $          0.06   $          0.10
                                                                   ---------------   ---------------
Weighted average shares outstanding - basic                              9,490,317         9,006,073
                                                                   ---------------   ---------------
Weighted average shares outstanding - diluted                           10,020,766         9,434,431
                                                                   ---------------   ---------------

                         PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     NINE MONTHS ENDED MARCH 31 (unaudited)

                                                                        2006              2005
                                                                   ---------------   ---------------
Cash Flows from Operating Activities:
Net Income                                                         $       596,000   $       921,000
     Adjustments to reconcile net income to net cash used in
          operating activities:
          Depreciation and amortization                                    302,000           176,000
          Loss on disposal                                                   7,000                 -
          (Recovery of) Provision for doubtful accounts                    (60,000)            5,000
          Reserve for obsolete inventory                                   267,000            37,000
          Stock based compensation                                               -            19,000
          Deferred taxes                                                  (103,000)                -
            Changes in:
                  (Increase) Decrease in accounts receivable               683,000          (200,000)
                  (Increase) in inventories                             (1,724,000)         (447,000)
                  (Increase) in prepaid expenses                          (107,000)          (94,000)
                  (Increase) in other assets                               (19,000)          (32,000)
                  (Decrease) in accounts payable and accrued
                         expenses                                          (79,000)         (120,000)
                  Increase (Decrease) in income taxes payable               83,000          (154,000)
                                                                   ---------------   ---------------
Net Cash (used in) provided by Operating Activities                       (154,000)          111,000
                                                                   ===============   ===============
Cash Flows From Investing Activities:
     Acquisition of Astromec, net of assets acquired                    (2,359,000)                -
     Proceeds from equipment sale                                            1,000                 -
     Purchase of equipment and leasehold improvements                     (588,000)         (156,000)
     Purchase of Intangible Assets - Patents related to
           Interflow                                                    (1,165,000)                -
                                                                   ---------------   ---------------
Net Cash (used in) Investing Activities                                 (4,111,000)         (156,000)
                                                                   ---------------   ---------------
Cash Flows from Financing Activities:
     Principal payments on long-term shareholder borrowings                      -          (145,000)
     Borrowing on Line of Credit                                         1,000,000                 -
     Borrowing on Term Note                                              1,000,000                 -
     Principal payment on Term Note                                        (42,000)                -
     Proceeds from option and warrant exercise                             132,000           379,000
                                                                   ---------------   ---------------
Net Cash provided by Financing Activities                                2,090,000           234,000
                                                                   ---------------   ---------------
Net (decrease) increase  in Cash and Cash Equivalents                   (2,175,000)          189,000
Cash and Cash Equivalents, beginning of period                           2,584,000         2,070,000
                                                                   ---------------   ---------------
Cash and Cash Equivalents, end of period                           $       409,000   $     2,259,000
                                                                   ===============   ===============

                            Supplemental Information

Cash payments for interest                                         $        18,000   $         9,000

Cash payments for income taxes                                     $       385,000   $       668,000

            Non-Cash Disclosure of Investing and Financing Activities

Long term payable incurred in acquisition of intangible assets     $       316,000   $             -
                                                                   ---------------   ---------------
Acquisition of building and land - Real Estate Loan                $     1,650,000   $             -
                                                                   ---------------   ---------------
Intravantage Deferred Payable                                      $       317,000   $             -
                                                                   ---------------   ---------------

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